                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 1, 2000 (except Note 10, as to which the date is February 29, 2000) in Amendment No. 1 to the Registration Statement of Form SB-2 and related Prospectus of White Pine Software, Inc. for the registration of 1,302,084 shares of its common stock.

                                            /s/ ERNST & YOUNG LLP


Manchester, New Hampshire
March 23, 2000